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Exhibit 3

Accountants' Consent

The Board of Directors
Iamgold Corporation

        We consent to the use of our report dated March 20, 2003 and to our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences dated March 20, 2003 included in this annual report on Form 40-F.

/s/ KPMG LLP
Toronto, Canada
March 20, 2003

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Accountants' Consent